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EXHIBIT-21.1
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Significant Subsidiaries of the Registrant

                                                              State or Country
                                                                Of Formation
                                                                -------------

Teligent Services, Inc.                                           Delaware
Teligent Telecommunications, L. L. C.                             Delaware
Teligent Communications, L. L. C.                                 Delaware
Teligent of Virginia, Inc.                                        Virginia
Teligent License Company I, L.L.C.                                Delaware
Teligent License Company II, L.L.C.                               Delaware
FirstMark Communications, Inc.                                    Delaware
Association Communications, Inc.                                 Washington
OMC Communications, Inc.                                          Maryland
Easton Telecom Services, Inc.                                       Ohio
BackLink, L.L.C.                                                  Delaware
JTel, L.L.C.                                                      Delaware
KatLink, L.L.C                                                    Delaware
Associated Communications Deutschland GmbH                         Germany